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                                                                   EXHIBIT 10.19

                     STANDARD OFFER, AGREEMENT AND ESCROW
                    INSTRUCTIONS FOR PURCHASE OF REAL ESTATE
                                (NON-RESIDENTIAL)
                   American Industrial Real Estate Association


                                                    October 12, 2000
                                                    ----------------------------
                                                    (Date of Reference Purposes)

1.       BUYER.

                  1.1 Skechers USA, Inc. and/or assignee
                      ----------------------------------------------------------
         _________("BUYER") hereby offers to purchase the real property, hereinafter described, from the owner thereof ("SELLER") (collectively, the "PARTIES" or individually, a "PARTY"), through an escrow ("ESCROW")
         to close on or before December 15, 2000             ("EXPECTED CLOSING
                               ------------------------------
         DATE") to be held by First .American Title Company ("Escrow Holder") whose address is ____________________________________ , Phone
         No._______________, Facsimile No. ____________________________________
         upon the terms and conditions set forth in this agreement ("AGREEMENt"). Buyer shall have the right to assign Buyer's rights hereunder, but any such assignment shall not relieve Buyer of Buyer's obligations herein unless Seller expressly releases Buyer.

                  1.2 The term "DATE OF AGREEMENT" as used herein shall be the date when by execution and delivery (as defined in paragraph 20.2) of this document or a subsequent counter-offer thereto, Buyer and Seller have reached agreement in writing whereby Seller agrees to sell, and Buyer agrees to purchase, the Property upon temps accepted by both Parties.

2.       PROPERTY.

                  2.1 The real property ("Property") that is the subject of this offer consists of (insert a brief physical description)
         a new concrete tilt-up industrial building of approximately
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         263,670 sq ft situated on approximately 12.63 acres of land
         -----------------------------------------------------------------------
         is located in the City of Ontario , County of San Bernardino
                                   --------            -------------------------
         ,State of California, is commonly known by the street address of
                   ----------
         1670 Champagne Avenue and is legally described as:
         to be supplied in escrow (APN: _______________________).
         ------------------------

                  2.2 If the legal description of the Property is not complete or is inaccurate, this Agreement shall not be invalid and the legal description shall be completed or corrected to meet the requirements of First American Title Company ("TITLE COMPANY"), which shall issue the
         ----------------------------
         title policy hereinafter described.


                  2.3 The Property includes, at no additional cost to Buyer, the permanent improvements thereon, including those items which the law of the state in which the Property is located provides is part of the Property, as well as the following items, if any, owned by Seller and at present located on the Property: electrical distribution systems (power panel, bus ducting, conduits, disconnects, lighting fixtures); telephone distribution systems (lines, jacks and connections only); space heaters; heating; ventilating; air conditioning equipment ("HVAC"); air lines; fire sprinkler systems; security and fire detection systems; carpets; window coverings; wall coverings; and Buyer acknowledges that the Property has been completed to the specifications to be met by the Lessor as set forth in that certain lease dated October 15, 1999 by and between Champagne Building Group, LP "Lessor" and Skechers USA, Inc. "Lessee" (the "Lease"), subject, however, to representations, warranties and covenants of Seller specifically set forth in this Agreement (collectively, the "IMPROVEMENTS").

                  2.4 Within the time period specified in paragraph 9.1(a), Seller shall make to Buyer, through escrow, all of the applicable disclosures required by law (See American Industrial Real Estate Association ("AIR") standard form entitled "Sellers Mandatory Disclosure Statement").

3.       PURCHASE PRICE.

                  3.1 The purchase price ("PURCHASE PRICE") to be paid by Buyer to Seller for the Property shall be $11,450,000.00, payable as follows:
                                             --------------

                  (a)   Cash down payment, including the Deposit
                        as definedin paragraph 4.3 (or if an all
                        cash transaction, thePurchase Price)       $2,850,000.00
                                                                   -------------
(Strike if not    (b)   Amount of "New Loan" as defined in
applicable)             paragraph 5.1, ifany:                        $8,600,000
                                                                     ----------

                  (c)   Buyer shall take title to the Property
                        subject to the following existing deeds) of trust ("EXISTING DEED(S) OF TRUST") securing the existing promissory notes) ("EXISTING Notes)"): (i) An Existing Note ("First Note") with an unpaid principal balance as of the

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                       Closing of approximately:                   $____________
                       Said First Note is payable at $__________
(Strike if not         per month, annum until paid (and/or the
applicable)            including interest at the rate of _______%
                       per entire unpaid balance is due
                       on ___________________________).

                       (ii) An Existing Note ("SECOND NOTE") with
                       an unpaid principal balance as of the
                       Closing of approximately:                  $_____________
                       Said Second Note is payable at $__________ per month, including interest at the rate of ______________ % per annum until paid
                       (and/or the entire unpaid balance is due on ___________________________),

             (d)      Buyer shall give Seller a deed of trust
                      ("PURCHASE MONEY DEED OF TRUST") on the
                      Property, to secure the promissory note of
                      Buyer to Seller described in paragraph 6
                      ("PURCHASE MONEY NOTE") in the amount of:   $_____________

                       Total Purchase Price:                      $11,450,000.00
                                                                   -------------

                  3.2 If an Existing Deed of Trust permits the beneficiary to demand payment of fees including, but not limited to, points, processing fees, and appraisal fees as a condition to the transfer of the Property, Buyer agrees to pay such fees up to a maximum of 1.5% of the unpaid principal balance of the applicable Existing Note.

4.       DEPOSITS

                  4.1 Buyer hereby delivers a check in the sum of $200,000.00 , payable to Escrow Holder, to be held uncashed until the Date of Agreement. Such check shall be deposited in accordance with paragraph
         4.3 and applied toward the Purchase Price of the Property at the Closing. Should Buyer and Seller not enter into an agreement for purchase and sale, Buyer's check or funds shall, upon request by Buyer, be promptly returned to Buyer.

                  4.2 Additional deposits:

         (a) Within 5 business days after the Date of Agreement, Buyer shall deposit with Escrow Holder the additional sum of $ 0 to be applied to the
                                                 ---
Purchase Price at the Closing

         (b) Within 5 business days after the contingencies discussed in paragraph 9.1(a) through (k) are approved or waived, Buyer shall deposit with Escrow Holder the additional sum of $ 0 to be applied to the Purchase Price at
                                    ---
the Closing.

                  4.3 Escrow Holder shall deposit the funds deposited with it by Buyer pursuant to paragraphs 4.1 and 4.2 (collectively the "DEPOSIT"), in a State or Federally chartered bank in an interest bearing account whose term is appropriate and consistent with the timing requirements of this transaction. The interest therefrom shall accrue to the benefit of Buyer, who hereby acknowledges that there may be penalties or interest forfeitures if the applicable instrument is redeemed prior to its specified maturity. Buyer's Federal Tax Identification Number is ___________ NOTE: Such interest bearing account cannot be opened until Buyer's Federal Tax Identification Number is provided.

5.       FINANCING CONTINGENCY (Strike if not applicable)

                  5.1 This offer is contingent upon Buyer obtaining from an insurance company, financial institution or other lender, a commitment to lend to Buyer a sum not less than $8,600,000 , at terms reasonably
                                              ----------
         acceptable to Buyer. Such loan ("NEW LOAN") shall be secured by a first trust upon the Property.

                  5.2 Buyer hereby agrees to diligently pursue obtaining the New Loan. If Buyer shall fail to notify Escrow Holder and Seller, in writing within 30 days following the Date of Agreement, that the New
                        --
         Loan has not been obtained, it shall be conclusively presumed that Buyer has either obtained said New Loan or has waived this New Loan contingency.

                  5.3 If, after due diligence, Buyer shall notify Escrow Holder and Seller, in writing, within the time specified in paragraph 5.2 hereof, that Buyer has not obtained said New Loan, this Agreement shall be terminated, and Buyer shall be entitled to the prompt return of the Deposit, plus any interest earned thereon, less only Escrow Holder and Title Company cancellation fees and costs, which Buyer shall pay.

6.       SELLER FINANCING (Purchase Money Note) (Strike if not applicable).

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7.       REAL ESTATE BROKERS.

                  7.1 The following real estate broker(s) ("BROKERS") and brokerage relationships exist in this transaction and are consented to by the Parties (check the applicable boxes):

[ ] Seeley Company (pursuant to separate agreement)
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    represents Seller exclusively ("SELLER'S BROKER");

[ ] CB Richard Ellis, Inc.  (pursuant to separate agreement)
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    represents Buyer exclusively ("BUYER'S BROKER"); or

[ ]
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    represents both Seller Buyer ("DUAL AGENCY").

Brokers' rights and entitlement to compensation in connection with the transaction contemplated by this Agreement, if any, are governed by agreements separate from this Agreement (the "BROKER AGREEMENTS"). Brokers ARE NOT third party beneficiaries to this Agreement. Notwithstanding any statement to the contrary elsewhere in this Agreement, Brokers (i) have no authority to act for either Party and (ii) have no rights to receive any notices with regard to any matter pursuant to this Agreement. See paragraph 24 for disclosures regarding the nature of a real estate agency relationship.

                  7.2 Buyer and Seller each represent and warrant to the other that he/she/it has had no dealings with any person, firm, broker or finder in connection with the negotiation of this Agreement and/or the consummation of the purchase and sale contemplated herein, other than the Brokers named in paragraph 7.1, and no broker or other person, firm or entity, other than said Brokers is/are entitled to any commission or finder's fee in connection with this transaction as the result of any dealings or acts of such Party. Buyer and Seller do each hereby agree to indemnify, defend, protect and hold the other harmless from and against any costs, expenses or liability for compensation, commission or charges which may be claimed by any broker, finder or other similar party, other than said named Brokers by reason of any dealings or act of the indemnifying Party.

8.       ESCROW AND CLOSING.

                  8.1 Upon acceptance hereof by Seller, this Agreement, including any counter-offers incorporated herein by the Parties, shall constitute not only the agreement of purchase and sale between Buyer and Seller, but also instructions to Escrow Holder for the consummation of the Agreement through the Escrow. Escrow Holder shall not prepare any further escrow instructions restating or amending the Agreement unless specifically so instructed by the Parties. Subject to the reasonable approval of the Parties, Escrow Holder may, however, include its standard general escrow provisions.

                  8.2 As soon as practical after the receipt of this Agreement and any relevant counter-offers, Escrow Holder shall ascertain the Date of Agreement as defined in paragraphs 1.2 and 20.2 and advise the Parties in writing, of the date ascertained.

                  8.3 Escrow Holder is hereby authorized and instructed to conduct the Escrow In accordance with this Agreement, applicable law and custom and practice of the community in which Escrow Holder is located, including any reporting requirements of the Internal Revenue Code. In the event of a conflict between the law of the state where the Property is located and the law of the state where the Escrow Holder is located, the law of the state where the Property is located shall prevail.

                  8.4 Subject to satisfaction of the contingencies herein described, Escrow Holder shall close this escrow (the "CLOSING") by recording a general warranty deed (a grant deed in California) and the other documents required to be recorded, and by disbursing the funds and documents in accordance with this Agreement.

                  8.5 Buyer and Seller shall each pay one-half of the Escrow Holder's charges and Seiler shall pay the usual recording fees and any required documentary transfer taxes. Seller shall pay the premium for a standard coverage owner's or joint protection policy of title insurance.

                  8.6 Escrow Holder shall verify that all of Buyers contingencies have been satisfied or waived prior to Closing. The matters contained in paragraphs 9.1 subparagraphs (b), (c), (d), (e),
         (g), (i), (n), and (o), 9.4, 9.5, 12, 13, 14, 16, 18, 20, 21, 22, and
         24 are, however, matters of agreement between the Parties only and in no way constitute instructions to Escrow Holder.

                  8.7 If this transaction is terminated for non-satisfaction and non-waiver of a Buyer's Contingency, as defined in paragraph 9.2, then neither of the Parties shall thereafter have any liability to the other under this Agreement, except to the extent of the breach of any affirmative covenant or warranty in this Agreement. In the event of such termination, Buyer shall be promptly refunded all funds deposited by Buyer with Escrow Holder, less only Title Company and Escrow Holder cancellation fees and costs, all of which shall be Buyer's obligation.

                  8.8 The Closing shall occur on the Expected Closing Date, or as soon thereafter as the Escrow is in condition for Closing; provided, however, that if the closing does not occur by the Expected Closing Date and said Date is not extended by mutual instructions of the Parties, a Party not then in default under this Agreement may notify the other Party and, Escrow Holder in writing that, unless the Closing occurs within 5 business days following said notice, the Escrow shall be deemed terminated without further notice or instructions.

                  8.9 Except as otherwise provided herein, the termination of Escrow shall not relieve or release either Party from any obligation to pay Escrow Holder's fees and costs or constitute a waiver, release or discharge of any breach or default that has occurred in the performance of the obligations, agreements, covenants or warranties contained therein.

                  8.10 If this Escrow is terminated for any reason other than Seller's breach or default, then at Seller's request, and as a condition to the return of Buyer's deposit, Buyer shall within 5 days after written request deliver to Seller, at no charge, copies of all surveys, engineering studies, soil reports, maps, master plans, feasibility studies and other similar items prepared by or for Buyer that pertain to the Property. Provided, however, that Buyer shall not be required to deliver any such report if the written contract which Buyer entered into with the consultant who prepared such report specifically forbids the dissemination of the report to others.

9.       CONTINGENCIES TO CLOSING.

                  9.1 The Closing of this transaction is contingent upon the satisfaction or waiver of the following contingencies. IF BUYER FAILS TO NOTIFY ESCROW HOLDER, IN WRITING, OF THE DISAPPROVAL OF ANY OF SAID CONTINGENCIES WITHIN THE TIME SPECIFIED THEREIN, IT SHALL BE CONCLUSIVELY PRESUMED THAT BUYER HAS APPROVED SUCH ITEM, MATTER OR DOCUMENT. Buyer's conditional approval shall


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constitute disapproval, unless provision is made by the Seller within the time specified therefor by the Buyer in such conditional approval or by this Agreement, whichever is later, for the same position of the condition imposed by the Buyer. Escrow Holder shall promptly provide all Parties with copies of any written disapproval or conditional approval which it receives. With regard to subparagraphs (a) through (l) the pre-printed time periods shall control unless a different number of days is inserted in the spaces provided.

                  (a) Disclosure. Seller shall disclose to Buyer any matters required by applicable law (see paragraph 2.4) and provide Buyer with a completed Property Information Sheet ("PROPERTY INFORMATION SHEET") concerning the Property, duly executed by or on behalf of Seller in the current form or equivalent to that published by the AIR within 10 or ____________ following the Date of Agreement. Buyer has 10 days from the receipt of said disclosures to approve or disapprove the matters disclosed.

                  (b) Physical Inspection. Buyer has 10 or _______________ days from the receipt of the Property Information Sheet or the Date of Agreement, whichever is later, to satisfy itself with regard to the physical aspects and size of the Property.

                  (c) Hazardous Substance Conditions Report. Buyer has 30 days
                                                                       --
         from the receipt of the Property Information Sheet, or the Date of Agreement, whichever is later, to satisfy itself with regard to the environmental aspects of the Property. Seller recommends that Buyer obtain a hazardous Substance Conditions Report concerning the Property and relevant adjoining properties. Any such report shall be paid for by Buyer. A "HAZARDOUS SUBSTANCE" for purposes of this Agreement is defined as any substance whose nature and/or quantity of existence, use, manufacture, disposal or effect, render it subject to Federal, state or local regulation, investigation, remediation or removal as potentially injurious to public health or welfare. A "HAZARDOUS SUBSTANCE CONDITION" for purposes of this Agreement is defined as the existence on, under or relevantly adjacent to the Property of a Hazardous Substance that would require remediation and/or removal under applicable Federal, state or local law.

                  (d) Soil Inspection. Buyer has 30 days from the receipt of the
                                                 --
         Property Information Sheet or the Date of Agreement, whichever is later, to satisfy itself with regard to the condition of the soils on the Property. Seller recommends that Buyer obtain a soil test report. Any such report shall be paid for by Buyer. Seller shall provide Buyer copies of any soils report that Seller may have within 10 days of the Date of Agreement.

                  (e) Governmental Approvals. Buyer has 10 days from the Date of
                                                        --
         Agreement to satisfy itself with regard to approvals and permits from governmental agencies or departments which have or may have jurisdiction over the Property and which Buyer deems necessary or desirable in connection with its intended use of the Property, Including, but not limited to, permits and approvals required with respect to zoning, planning, building and safety, fire, police, handicapped and Americans with Disabilities Act requirements, transportation and environmental matters.

                  (f) Conditions of Title. Escrow Holder shall cause a current commitment for title insurance ("TITLE COMMITMENT") concerning the Property issued by the ride Company, as well as legible copies of all documents referred to in the Title Commitment ("UNDERLYING DOCUMENTS") to be delivered to Buyer within 10 or ____________ days following the Date of Agreement. Buyer has 10 days from the receipt of the Title Commitment, the Survey referred to in 91(g), and Underlying Documents to satisfy itself with regard to the condition of title. The disapproval of Buyer of any monetary encumbrance, which by the terms of this Agreement is not to remain against the Property after the Closing, shall not be considered a failure of this contingency; as Seller shall have the obligation, at Seller's expense, to satisfy and remove such disapproved monetary encumbrance at or before the Closing.

                  (g) Survey. Buyer has 30 days from the receipt of the Title
                                        --
         Commitment the Survey described In this paragraph 9.1(g), and Underlying Documents to satisfy itself with regard to any ALTA title supplement based upon a survey prepared to American Land Title Association ("ALTA") standards for an owner's policy by a licensed surveyor, showing the legal description and boundary lines of the Property, any easements of record, and any improvements, poles, structures and things located within 10 feet of either side of the Property boundary lines. Any such survey shall be prepared at Seller's direction and expense. If Buyer has obtained a survey and approved the ALTA title supplement, Buyer may elect within the period allowed for Buyer's approval of a survey to have an ALTA extended coverage owner's form of title policy, in which event Buyer shall pay any additional premium attributable thereto.

                  (h) Existing Leases and Tenancy Statements. N/A Buyer is the Lessee under the Lease.

                  (i) Other Agreements. Seller shall within 10 or 5 days of the
                                                                  --
         Date of Agreement provide Buyer with legible copies of all other agreements ("OTHER AGREEMENTS") known to Seller that will affect the Property after Closing. Buyer has 10 days from the receipt of said Other Agreements to satisfy itself with regard to such Agreements.

                  (j) Financing. If paragraph 5 hereof dealing with a financing contingency has not been stricken, the satisfaction or waiver of such New Loan contingency.

                  (l) Personal Property. In the event that any personal property is included in the Purchase Price, Buyer has 10 or ____________ days from the Date of Agreement to satisfy itself with regard to the title condition of such personal property. Seller recommends that Buyer obtain a UCC-1 report. Any such report shall be paid for by Buyer. Seller shall provide Buyer copies of any liens or encumbrances affecting such personal property that it is aware of within 10 or ____________ days of the Date of Agreement.

                  (m) Destruction. Damage or Loss. There shall not have occurred prior to the Closing, a destruction of, or damage or loss to, the Property or any portion thereof, from any cause whatsoever other than Buyer (as Tenant under the Lease or such Tenant's invitees), which would cost more than $10,000.00 to repair or cure. If the cost of repair or cure is $10,000.00 or less, Seller shall repair or cure the loss prior to the Closing. Buyer shall have the option, within 10 days after receipt of written notice of a loss costing more than $10,000.00 to repair or cure, to either terminate this transaction or to purchase the Property notwithstanding such loss, but without deduction or offset against the Purchase Price. If the cost to repair or cure is more than $10,000.00 and Buyer does not elect to terminate this transaction, Buyer shall be entitled to any insurance proceeds applicable to such loss. Unless otherwise notified in

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         writing, Escrow Holder shall assume no such destruction, damage or loss has occurred prior to Closing.

                  (n) Material Change. Buyer shall have 10 days following receipt of written notice of a Material Change within which to satisfy itself with regard to such change. "MATERIAL CHANGE" shall mean a change in the status of the use, occupancy, tenancy or condition of the Property that occurs after the date of this offer and prior to the Closing. Unless otherwise notified in writing, Escrow Holder shall assume that no Material Change has occurred prior to the Closing.

                  (o) Seller Performance. The delivery of all documents and the due performance by Seller of each and every undertaking and agreement to be performed by Seller under this Agreement.

                  (p) Warranties. That each representation and warranty of Seller herein be true and correct as of the Closing. Escrow Holder shall assume that this condition has been satisfied unless notified to the contrary in writing by any Party prior to the Closing.

                  9.2 All of the contingencies specified in subparagraphs (a) through (p) of paragraph 9.1 and In part A of the Additional Provisions attached hereto are for the benefit of, and may be waived by, Buyer, and may be elsewhere herein referred to as "BUYER CONTINGENCIES."

                  9.3 If any Buyer's Contingency or any other matter subject to Buyers approval is disapproved as provided for herein in a timely manner ("DISAPPROVED ITEM"), Seller shall have the right within 10 days following the receipt of notice of Buyers disapproval to elect to cure such Disapproved Item prior to the Expected Closing Date ("SELLERS ELECTION"). Seller's failure to give to Buyer within said 10 day period, written notice of Seller's commitment to cure such Disapproved Item on or before the Expected Closing Date shall be conclusively presumed to be Seller's Election not to cure such Disapproved Item. If Seller elects, either by written notice or failure to give written notice, not to cure a Disapproved Item, Buyer shall have the election, within 10 days after Sellers Election to either accept title to the Property subject to such Disapproved Item, or to terminate this transaction. Buyer's failure to notify Seller in writing of Buyer's election to accept title to the Property subject to the Disapproved Item without deduction or offset shall constitute Buyer's election to terminate this transaction. Unless expressly provided otherwise herein, Sellers right to cure shall not apply to the remediation of Hazardous Substance Conditions or to the Financing Contingency. Unless the Parties mutually instruct otherwise, if the time periods for the satisfaction of contingencies or for Sellers and Buyers said Elections would expire on a date after the Expected Closing Date, the Expected Closing Date shall be deemed extended to coincide with the expiration of 3 business days following the expiration of. (a) the applicable contingency period(s), (b) the period within which the Seller may elect to cure the Disapproved Item, or (c) if Seller elects not to cure, the period within which Buyer may elect to proceed with this transaction, whichever is later.

                  9.4 Buyer understands and agrees that until such time as all Buyer's Contingencies have been satisfied or waived, Seller and/or its agents may solicit, entertain and/or accept back-up offers to purchase the subject Property.

10.      DOCUMENTS REQUIRED AT OR BEFORE CLOSING:

                  10.1 Five days prior to the Closing Date Escrow Holder shall obtain an updated Title Commitment concerning the Property from the Title Company and provide copies thereof to each of the Parties.

                  10.2 Seller shall deliver to Escrow Holder in time for delivery to Buyer at the Closing, an original ink signed:

         (a) Grant of general warranty deed, duly executed and in recordable form, conveying fee title to the Property to Buyer.

         (b) If paragraph 3.1(c) has not been stricken, the Beneficiary Statements concerning Existing Note(s).

         (c) If applicable, the Existing Leases and Other Agreements together with duly executed assignments thereof by Seller and Buyer. The assignment of Existing Leases shall be on the most recent Assignment and Assumption of Lessor's Interest in Lease form published by the AIR or its equivalent.

         (d) If applicable, Estoppel Certificates executed by Seller and/or the tenant(s) of the Property.

         (e) An affidavit executed by Seller to the effect that Seller is not a "foreign person" within the meaning of Internal Revenue Code Section 1445 or successor statutes. If Seller does not provide such affidavit in form reasonably satisfactory to Buyer at least 3 business days prior to the Closing. Escrow Holder shall at the Closing deduct from Seller's proceeds and remit to Internal Revenue Service such sum as is required by applicable Federal law with respect to purchases from foreign sellers.

         (f) If the Property is located in California, an affidavit executed by Seller to the effect that Seller is not a "nonresident" within the meaning of California Revenue and Tax Code Section 18662 or successor statutes. If Seller does not provide such affidavit in form reasonably satisfactory to Buyer at least three business days prior to the Closing, Escrow Holder shall at the Closing deduct from Seller's proceeds and remit to the Franchise Tax Board such sum as is required by such statute.

         (g) If applicable, a bill of sale, duly executed, conveying title to any included personal property to Buyer.

         (h) If the Seller is a corporation, a duly executed corporate resolution authorizing the execution of this Agreement and the sale of the Property.

                  10.3 Buyer shall deliver to Seller through Escrow:

         (a) The cash portion of the Purchase Price and such additional sums as are required of Buyer under this Agreement for prorations, expenses and adjustments. The balance of the cash portion of the Purchase Price, including Buyer's Escrow charges and other cash charges, if any, shall be deposited by Buyer with Escrow Holder, by federal funds wire transfer, or any other method acceptable to Escrow Holder as immediately collectable funds, no later than 2:00 P.M. on the business day prior to the Expected Closing Date.

         (b) If a Purchase Money Note and Purchase Money Deed of Trust are called for by this Agreement, the duly executed originals of those documents, the Purchase Money Deed of Trust being in recordable form, together with evidence of fire insurance on the improvements in the amount of the full replacement cost naming Seller as a mortgage loss payee, and a real estate tax service contract (at Buyer's expense). assuring Seller of notice of the status of payment of real property taxes during the life of the Purchase Money Note.

         (c) The Assignment and Assumption of Lessors Interest in Lease form specified in paragraph 10.2(c) above, duly executed by Buyer.

         (d) Assumptions duly executed by Buyer of the obligations of Seller that accrue after Closing under any Other Agreements.

         (e) If applicable, a written assumption duly executed by Buyer of the loan documents with respect to Existing Notes.

         (f) If the Buyer is a corporation, a duly executed corporate resolution authorizing the execution of this Agreement and the purchase of the Property.

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                  10.4 At Closing, Escrow Holder shall cause to be issued to
         Buyer a standard coverage (or ALTA extended, if elected under paragraph 9.1(g)) owner's form policy of title insurance effective as of the Closing, issued by the Title Company in the full amount of the Purchase Price, insuring title to the Property vested in Buyer, subject only to the exceptions approved by Buyer. In the event there is a Purchase Money Deed of Trust in this transaction, the policy of title insurance shall be a joint protection policy insuring both Buyer and Seller.

IMPORTANT: IN A PURCHASE OR EXCHANGE OF REAL PROPERTY, IT MAY BE ADVISABLE TO OBTAIN TITLE INSURANCE IN CONNECTION WITH THE CLOSE OF ESCROW SINCE THERE MAY BE PRIOR RECORDED LIENS AND ENCUMBRANCES WHICH AFFECT YOUR INTEREST IN THE PROPERTY BEING ACQUIRED. A NEW POLICY OF TITLE INSURANCE SHOULD BE OBTAINED IN ORDER TO ENSURE YOUR INTEREST IN THE PROPERTY THAT YOU ARE ACQUIRING.

11.      PRORATIONS AND ADJUSTMENTS.

                  11.1 Taxes. Real property taxes and special assessment bonds payable by the owner of the Property shall be prorated through Escrow as of the date of the Closing, based upon the latest tax bill available. The Parties agree to prorate as of the Closing any taxes assessed against the Property by supplemental bill levied by reason of events occurring prior to the Closing. Payment shall be made promptly in cash upon receipt of a copy of any such supplemental bill of the amount necessary to accomplish such proration.

                  11.2 Insurance. WARNING: The insurance coverage which Seller maintained on the Property will terminate on the Closing. Buyer is advised to obtain appropriate insurance to cover the Property.

                  11.3 Rentals, Interest and Expenses. Collected rentals, interest on Existing Notes, utilities, and operating expenses shall be prorated as of the date of Closing. The Parties agree to promptly adjust between themselves outside of Escrow any rents received after the Closing.

                  11.4 Security Deposit. Security Deposits held by Seller shall be given to Buyer as a credit to the cash required of Buyer at the Closing.

                  11.5 Post Closing Matters. Any item to be prorated that is not determined or determinable at the Closing shall be promptly adjusted by the Parties by appropriate cash payment outside of the Escrow when the amount due is determined.

                  11.6 Variations in Existing Note Balances. In the event that Buyer Is taking title to the Property subject to an Existing Deed of Trust(s), and in the event that a Beneficiary Statement as to the applicable Existing Note(s) discloses that the unpaid principal balance of such Existing Note(s) at the Closing will be more or less than the amount set forth in paragraph 3.1(c) hereof ("EXISTING NOTE VARIATION"), then the Purchase Money Note(s) shall be reduced or increased by an amount equal to such Existing Note Variation. If there is to be no Purchase Money Note, the cash required at the Closing per paragraph 3.1 (a) shall be reduced or increased by the amount of such Exiting Note Variation.

                  11.7 Variations in New Loan Balance. In the event Buyer Is obtaining a New Loan and in the event that the amount of the New Loan actually obtained is greater than the amount set forth In paragraph 5.1 hereof, the Purchase Money Note, if one is called for in this transaction, shall be reduced by the excess of the actual face amount of the New Loan over such amount as designated in paragraph 5.1 hereof.

12.      REPRESENTATION AND WARRANTIES OF SELLER AND DISCLAIMERS.

                  12.1 Sellers warranties and representations shall survive the Closing and delivery of the deed for a period of three years, and, are true, material and relied upon by Buyer in all respects. Seller hereby makes the following warranties and representations to Buyer:

         (a) Authority of Seller. Seller is the owner of the Property and/or has the full right, power and authority to sell, convey and transfer the Property to Buyer as provided herein, and to perform Sellers obligations hereunder.

         (b) Maintenance During Escrow and Equipment Condition At Closing. Except as otherwise provided in paragraph 9.1(m) hereof, Seller shall maintain the Property until the Closing In its present condition, ordinary wear and tear excepted. The HVAC, plumbing, elevators, loading doors and electrical systems shall be In good operating order and condition at the time of Closing.

         (d) Compliance. Seller has no knowledge of any aspect or condition of the Property which violates applicable laws, or of any unfulfilled order or directive of any applicable governmental agency or casualty insurance company requiring any investigation, remediation, repair, maintenance or improvement be performed on the Property.

         (e) Changes in Agreements. Prior to the Closing, Seller will not violate or modify any Existing Lease or Other Agreement, or create any new leases or other agreements affecting the Property, without Buyers written approval, which approval will not be unreasonably withheld.

         (f) Possessory Rights. Seller has no knowledge that anyone will, at the Closing, have any right to possession of the Property, except as disclosed by this Agreement or otherwise in writing to Buyer.

         (g) Mechanics' Liens. There are no unsatisfied mechanics' or materialmens' lien rights concerning the Property.

         (h) Actions, Suits or Proceedings. Seller has no knowledge of any actions, suits or proceedings pending or threatened before any commission, board, bureau, agency, arbitrator, court or tribunal that would affect the Property or the right to occupy or utilize same.

         (i) Notice of Changes. Seller will promptly notify Buyer in writing of any Material Change (see paragraph 9.1(n)) affecting the Property that becomes known to Seller prior to the Closing.

         (j) No Tenant Bankruptcy Proceedings. Seller has no notice or knowledge that any tenant of the Property is the subject of a bankruptcy or insolvency proceeding.

         (l) No Seller Bankruptcy Proceedings. Seller is not the subject of a bankruptcy, insolvency or probate proceeding.

         (m) Personal Property. Seller has no knowledge that anyone will, at the Closing, have any right to possession of any personal property included in the Purchase Price nor knowledge of any liens or encumbrances affecting such personal property, except as disclosed by this Agreement or otherwise in writing to Buyer.

         Seller Is also making those Additional Representations and Warranties set forth in part B of the Additional Provisions attached hereto. To the extent the provisions of the Additional Provisions attached hereto conflict with the remainder of this paragraph 12.1, the provisions of the Additional Provisions shall control.

                  12.2 Buyer hereby acknowledges that, except as otherwise stated in this Agreement, Buyer is purchasing the Property in its existing condition and will, by the time called for herein, make or have waived all inspections of the Property Buyer believes are necessary to protect its own interest in, and its contemplated use of, the Property. The Parties acknowledge that, except as otherwise stated in this Agreement, no representations, inducements, promises, agreements, assurances, oral or written, concerning the Property, or any aspect of the occupational safety and health laws, Hazardous Substance laws, or any other act, ordinance or law, have been made by either Party or Brokers, or relied upon by either Party hereto.

                  12.3 In the event that Buyer learns that a Seller representation or warranty might be untrue prior to the Closing, and Buyer elects to purchase the Property anyway then, and in that event, Buyer waives any right that it may have to bring an action or proceeding against Seller or Brokers regarding said representation or warranty.

                  12.4 Any environmental reports, soils reports, surveys, and other similar documents which were prepared by third party consultants and provided to


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


Buyer by Seller or Seller's representatives have been delivered as an accommodation to Buyer and without any representation or warranty as to the sufficiency, accuracy, completeness, and/or validity of said documents, all of which Buyer relies on at its own risk. Seller believes said documents to be accurate, but Buyer is advised to retain appropriate consultants to review said documents and investigate the Property.

13. POSSESSION. Possession of the Property shall be given to Buyer at the Closing.

14.      BUYERS ENTRY.

At any time during the Escrow period, Buyer, and its agents and representatives, shall have the right at reasonable times and subject to rights of tenants, to enter upon the Property for the purpose of making inspections and tests specified in this Agreement. No destructive testing shall be conducted, however, without Sellers prior approval which shall not be unreasonably withheld. Following any such entry or work, unless otherwise directed in writing by Seller, Buyer shall return the Property to the condition it was in prior to such entry or work, including the recompaction or removal of any disrupted soil or material as Seller may reasonably direct. All such inspections and tests and any other work conducted or materials furnished with respect to the Property by or for Buyer shall be paid for by Buyer as and when due and Buyer shall indemnify, defend, protect and hold harmless Seller and the Property of and from any and all claims, liabilities, losses, expenses (Including reasonable attorneys' fees), damages, including those for injury to person or property, arising out of or relating to any such work or materials or the acts or omissions of Buyer, its agents or employees in connection therewith.

15.      FURTHER DOCUMENTS AND ASSURANCES.

The Parties shall each, diligently and in good faith, undertake all actions and procedures reasonably required to place the Escrow in condition for Closing as and when required by this Agreement. The Patties agree to provide all further information, and to execute and deliver all further documents, reasonably required by Escrow Holder or the Title Company.

16.      ATTORNEYS' FEES.

If any Party brings an action or proceeding (including arbitration) Involving the Property, to enforce the terms hereof, or to declare rights hereunder, the Prevailing Party (as hereafter defined) In any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. 17. PRIOR AGREEMENTS/AMENDMENTS.

                  17.1 This Agreement supersedes any and all prior agreements between Seller and Buyer regarding the Property other than the lease

                  17.2 Amendments to this Agreement are effective only if made in writing and executed by Buyer and Seller.

19.      NOTICES.

         19.1 Whenever any Party or Escrow Holder herein shall desire to give or serve any notice, demand, request, approval, disapproval or other communication, each such communication shall be in writing and shall be delivered personally, by messenger or by mail, postage prepaid, to the address set forth in this Agreement or by facsimile transmission.

         19.2 Service of any such communication shall be deemed made on the date of actual receipt if personally delivered. Any such communication sent by regular mail shall be deemed given 48 hours after the same is mailed. Communications sent by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed delivered 24 hours after delivery of the same to the Postal Service or courier. Communications transmitted by facsimile transmission shall be deemed delivered upon telephonic confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If such communication is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

         19.3 Any Party hereto may from time to time, by notice in writing, designate a different address to which, or a different person or additional persons to whom, all communications are thereafter to be made.

20.      DURATION OF OFFER.

         20.1 If this offer is not accepted by Seller on or before 5:00 P.M. according to the time standard applicable to the city of Newport Beach
                                                         -------------
California on the date of____________ it shall be deemed automatically revoked.
----------

         20.2 The acceptance of this offer, or of any subsequent counteroffer hereto, that creates an agreement between the Parties as described in paragraph 1.2, shall be deemed made upon delivery to the other Party herein of a duly executed writing unconditionally accepting the last outstanding offer or counteroffer.

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23.      MISCELLANEOUS.

         23.1 BINDING EFFECT. This Agreement shall be binding on the Parties without regard to whether or not paragraphs 21 and 22 are initialed by both of the Parties. Paragraphs 21 and 22 are each incorporated into this Agreement only if initialed by both Parties at the time that the Agreement is executed.

         23.2 APPLICABLE LAW. This Agreement shall be governed by, and paragraph
22.3 is amended to refer to, the laws of the state in which the Property is located.

         23.3 TIME OF ESSENCE. Time is of the essence of this Agreement.

         23.4 COUNTERPARTS. This Agreement may be executed by Buyer and Seller in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Escrow Holder, after verifying that the counterparts are identical except for the signatures, is authorized and instructed to combine the signed signature pages on one of the counterparts, which shall then constitute the Agreement.

         23.5 WAIVER OF JURY TRIAL. The Parties hereby waive their respective rights to trial by jury in any action or proceeding involving the Property or arising out of this Agreement.

24.      DISCLOSURES REGARDING THE NATURE OF A REAL ESTATE AGENCY RELATIONSHIP.

         24.1 The Parties agree that their relationship(s) with the Brokers shall be governed by the principles set forth in the applicable sections of the California Civil Code, as summarized in paragraph 24.2 a5 well as by the terms of the Broker Agreements.

         24.2 When entering into a discussion with a real estate agent regarding a real estate transaction, a Buyer or Seller should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Buyer and Seller acknowledge being advised by the Brokers in this transaction, as follows:

         (a) Seller's Agent. A Seller's agent under a listing agreement with the Seller acts as the agent for the Seller only. A Seller's agent or subagent has the following affirmative obligations: (1) To the Seller. A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Seller. (2) To the Buyer and the Seller. a. Diligent exercise of reasonable skills and care in performance of the agent's duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

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         (b) Buyer's Agent. A selling agent can, with a Buyer's consent, agree to act as agent for the Buyer only. In these situations, the agent is not the Seller's agent, even if by agreement the agent may receive compensation for services rendered either in full or in part from the Seller. An agent acting only for a Buyer has the following affirmative obligations: (1) To the Buyer: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Buyer. (2) To the Buyer and the Seller: a. Diligent exercise of reasonable skills and care in performance of the agent's duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the Property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

         (c) Agent Representing Both Seller and Buyer. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Seller and the Buyer in a transaction, but only with the knowledge and consent of both the Seller and the Buyer. (1) In a dual agency situation, the agent has the following affirmative obligations to both the Seller and the Buyer. a. A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Seller or the Buyer. b. Other duties to the Seller and the Buyer as stated above in their respective sections (a) or (b) of this paragraph 24.2. (2) In representing both Seller and Buyer, the agent may not without the express permission of the respective Party, disclose to the other Party that the Seller will accept a price less than the listing price or that the Buyer will pay a price greater than the price offered. (3) The above duties of the agent in a real estate transaction do not relieve a Seller or Buyer from the responsibility to protect their own interests. Buyer and Seller should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

         (d) Further Disclosures. Throughout this transaction Buyer and Seller may receive more than one disclosure, depending upon the number of agents assisting in the transaction. Buyer and Seller should each read its contents each time it is presented, considering the relationship between them and the real estate agent in this transaction and that disclosure.

18. CONSTRUCTION OF AGREEMENT. In construing this Agreement, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Agreement. Whenever required by the context, the singular shall include the plural and vice versa. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Agreement shall mean and refer to calendar days. This Agreement shall not be construed as if prepared by one of the parties, but rather according to Its fair meaning as a whole, as if both Parties had prepared it.

19. ADDITIONAL PROVISIONS: Additional provisions of this offer, if any, are as follows or are attached hereto by an addendum consisting of paragraphs through . (If there are no additional provisions write "NONE".) SEE ADDENDUM and ADDITIONAL PROVISIONS FOR PURCHASE AND SALE AGREEMENT

--------------------------------------------------------------------------------
ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY NY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS AGREEMENT OR THE TRANSACTION O WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.   SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS
AGREEMENT.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PROPERTY. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE INTEGRITY AND CONDITION OF ANY STRUCTURES AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PROPERTY FOR BUYER'S INTENDED USE.

WARNING: IF THE PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THIS AGREEMENT MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.
--------------------------------------------------------------------------------

NOTE:
     1. THIS FORM IS NOT FOR USE IN CONNECTION WITH THE SALE OF RESIDENTIAL PROPERTY.
     2. IF THE BUYER IS A CORPORATION, IT IS RECOMMENDED THAT THIS AGREEMENT BE SIGNED BY TWO CORPORATE OFFICERS. THE UNDERSIGNED BUYER OFFERS AND AGREES TO BUY THE PROPERTY ON THE TERMS AND CONDITIONS STATED AND ACKNOWLEDGES RECEIPT OF A COPY HEREOF.

                                            BUYER:
                                            Skechers USA, Inc. and/or Assignee

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
                                                                                        /s/ DAVID WEINBERG
--------------------------------------------------------------         -------------------------------------------------------------
By:                                                                    By:
    ----------------------------------------------------------             ---------------------------------------------------------
Name Printed:                                                          Name Printed:    David Weinberg
              ------------------------------------------------                       -----------------------------------------------
Title:                                                                 Title:           Chief Financial Officer
       -------------------------------------------------------                ------------------------------------------------------


                                                                       By:      /s/ PHILIP PACCIONE
                                                                           ---------------------------------------------------------
                                                                       Name Printed:    Philip Paccione
                                                                                     -----------------------------------------------
                                                                       Title:           General Counsel & Secretary
                                                                              ------------------------------------------------------
Address:                                                               Address:228 Manhattan Beach, Blvd
         -----------------------------------------------------                 -----------------------------------------------------
                                                                       Manhattan Beach, California 90266
--------------------------------------------------------------         -------------------------------------------------------------
                                                                       310-318-2082                          310-798-7961
------------------------                   -------------------         ------------------------              -----------------------
Telephone                                  Facsimile No.               Telephone                             Facsimile No.


Federal ID No.                                                         Federal ID No.   95-437-6145
                ----------------------------------------------                         ---------------------------------------------

20.      ACCEPTANCE.

20.1 Seller accepts the foregoing offer to purchase the Property and hereby agrees to sell the Property to Buyer on the terms and conditions therein specified.

NOTE: A PROPERTY INFORMATION SHEET IS REQUIRED TO BE DELIVERED TO BUYER BY SELLER UNDER THIS AGREEMENT.


                                                                       SELLER:
                                                                       Champagne Building Group, L.P., a
                                                                       -------------------------------------------------------------
                                                                       California limited partnership
--------------------------------------------------------------         -------------------------------------------------------------
By:                                                                    By: D and D Chamagne, LLC
    ----------------------------------------------------------             ---------------------------------------------------------
Name Printed:                                                          Name Printed:    D.W. Gilmour
              ------------------------------------------------                       -----------------------------------------------
Title:                                                                 Title:           General Partner
       -------------------------------------------------------                ------------------------------------------------------



                                                                       By:      /s/ ILLEGIBLE
                                                                           ---------------------------------------------------------
                                                                       Name Printed:    Donald Gilmour
                                                                                     -----------------------------------------------
                                                                       Title:           General Partner
                                                                              ------------------------------------------------------
Address:                                                               Address:    2240 University Drive, Suite 100
         -----------------------------------------------------                  ----------------------------------------------------
                                                                       Newport Beach, California 92660
--------------------------------------------------------------         -------------------------------------------------------------
                                                                       949-722-7058              949-722-8565
------------------------                   -------------------         ------------------------              -----------------------
Telephone                                  Facsimile No.               Telephone                             Facsimile No.

Federal ID No.                                                         Federal ID No.   33-0840777
                ----------------------------------------------                         ---------------------------------------------

THESE FORMS ARE OFTEN MODIFIED TO MEET CHANGING REQUIREMENTS OF LAW AND NEEDS OF THE INDUSTRY. ALWAYS WRITE OR CALL TO MAKE SURE YOU ARE UTILIZING THE MOST CURRENT FORM: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 SOUTH FLOWER STREET, SUITE 600, LOS ANGELES, CA 90017. (213) 687-8777.

       (C) COPYRIGHT 1998-BY AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION.
                              ALL RIGHTS RESERVED.
          NO PART OF THESE WORKS MAY BE REPRODUCED IN ANY FORM WITHOUT
                             PERMISSION IN WRITING.


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

THIS IS AN ADDENDUM TO STANDARD OFFER, AGREEMENT AND ESCROW INSTRUCTIONS FOR PURCHASE OF REAL ESTATE DATED JUNE 7, 2000 FROM SKECHERS USA, INC. FOR THE REAL PROPERTY LOCATED AT 1670 CHAMPAGNE AVENUE, ONTARIO, CALIFORNIA.

--------------------------------------------------------------------------------

1)   EXPECTED CLOSING DATE; TITLE COMPANY:

     Notwithstanding anything in Section 1 of the Agreement to the contrary, the Expected Closing Date shall be on or before December 22, 2000. Seller shall have the right to extend the Expected Closing Date until on or before January 15, 2001 by notice to Buyer and Escrow Holder prior to December 22, 2000. Wherever in the Agreement reference is made to "First American Title Company" such reference shall be changed to "Stewart Title Company".

2)  DEPOSITS (CONTINUED):
    ---------------------
     Buyer's deposit pursuant to this Paragraph 4 shall be refundable until the satisfaction or waiver of all the Buyer's contingencies contained herein or in the event Seller fails to close the Escrow contemplated herein. Unless Buyer has disapproved a Buyer's contingency on or before the earlier of (i) the time specified in the Agreement with respect to particular contingencies and (ii) November 30, 2000, then on December 1, 2000 Buyer's deposit shall be released to Seller without the need for further instruction from Buyer or Seller and upon such release Buyer's deposit shall become non-refundable except in the event Seller fails to close the Escrow contemplated herein.

5)   NEW LOAN CONTINGENCY PERIOD:
     ----------------------------
     The language in paragraph 5.2 of the Agreement which states "within 30 days following the Date of Agreement" shall be replaced by the language "on or before November 30, 2000".

27)  BROKERAGE FEES:
     ---------------
     Seller agrees that any fees owing from Seller to the Brokers pursuant to separate agreements between Seller and such Brokers shall be paid at Closing through Escrow.

28)  REMOVAL FROM MARKET:
     --------------------
     From the execution hereof Seller shall not market the Property For Sale but shall reserve the right to receive unsolicited back up offers to purchase during Buyer's contingency period. Upon removal of all Buyer's contingencies and the release of the Buyer's Deposit to Seller, Seller shall remove the Property from the market.

29)  AMERICANS WITH DISABILITY ACT (ADA) NOTIFICATION:
     -------------------------------------------------
     Seller and Buyer each acknowledge receipt of Exhibit "A" attached hereto and made a part hereof.

30)  ADDITIONAL DEPOSITS:
     --------------------
     In addition to the Purchase Price, Buyer shall deposit into Escrow prior to Closing the following: (A) any amounts then due and payable pursuant to the Lease from Buyer (as Lessee under the Lease) to Seller (as Lessor under the Lease) and (B) the amount of Supplemental Taxes due with respect to the Property and not paid prior to Closing. If prior to Closing, a Supplemental Tax Bill has been received and such Supplemental Tax Bill has not been paid by Buyer (as Lessee under the

     Lease), then Buyer shall deposit in Escrow the amount of such Supplemental Tax Bill and Escrow Holder shall pay such Supplemental Tax Bill at Closing. If at Closing, a Supplemental Tax Bill has not been received by Escrow Holder, Buyer shall deposit the sum of $35,000 as an estimate of such Supplemental Taxes. Escrow Holder shall retain such deposit until a Supplemental Tax Bill has been received. When such Supplemental Tax Bill has been received, Escrow Holder shall use such deposit to pay the amount of such Supplemental Tax Bill and remit any excess to Buyer. If the deposit is insufficient to pay the full amount of the Supplemental Tax Bill, Escrow Holder shall use the deposit to cover as much of the Supplemental Tax Bill as possible and Buyer, within 10 days of notice from Escrow Holder, shall deposit such additional amount as is necessary to fully pay such Supplemental Tax Bill. In any event, Buyer agrees that Buyer is solely responsible for all taxes assessed with respect to the Property for periods after July 15, 2000.

             ADDITIONAL PROVISIONS FOR PURCHASE AND SALE AGREEMENT
                              1670 CHAMPAGNE AVENUE
                               ONTARIO, CALIFORNIA

ADDITIONAL CONDITIONS PRECEDENT:

     (1) Property Documents. Buyer acknowledges that Seller has delivered, or made available, to Buyer copies of all permits, soils reports, licenses, maintenance contracts, utility contracts, operating contracts, management contracts, service contracts, and other contracts pertaining to the Property, together with any amendments or modifications (collectively, Property Documents). Buyer has reviewed each Property Document that Buyer has deemed appropriate in Buyer's exercise of its due diligence and Buyer's decision to purchase the Property is based upon Buyer's review of such Property Documents and Buyer's independent evaluation of the Property. On or before the Close of Escrow, Seller shall assign to Buyer all of Seller's rights and remedies under the Property Documents, to the extent assignable, pursuant to an assignment of contracts, warranties, guarantees, and other intangible property (Assignment of Contracts) in form and substance satisfactory to Buyer. At Buyer's request, Seller shall obtain the consent to assignment of any other parties to the Property Documents that Buyer specifies within five (5)[10] business days of the execution hereof. At Buyer's request, Seller shall terminate the Property Documents that Buyer specifies by delivering notices to the other parties under the Property Documents in sufficient time to terminate the Property Documents prior to the Close of Escrow.

     (2) Architect's Certificate. Seller has delivered to Buyer a certification by HPA, Inc. (the "Architect's Certificate") confirming the total square footage of the Base Building (as defined in the Lease described in Section 2.3), that all improvements have been designed and constructed in accordance with applicable building codes, which shall be prepared at Seller's expense. Buyer has approved the Architect's Certificate.

     (3) Plans and Specifications. Seller has delivered to Buyer a copy of the plans and specifications for the Improvements, together with all amendments thereto (collectively, "Plans").

     (4) Certificates of Occupancy. Seller has delivered to Buyer copies of all certificates of occupancy with regard to the improvements and the Property, which are required for the use and occupancy of the Property, as presently constructed. On or before the Closing, Seller shall deliver originals of the final or permanent certificates of occupancy to Buyer.

     (5) Buyer has occupied the Property and the Base Building since the commencement of the Lease. On Closing, except as otherwise specifically set forth in this Agreement, Buyer shall have accepted the Property and the Base Building in the then condition of the Property and the Base Building.

ADDITIONAL REPRESENTATIONS AND WARRANTIES:

     Seller represents and warrants to Buyer that as of the date of this Agreement and as of the Close of Escrow:

     (a) Disclosure. To Seller's actual knowledge, Seller has disclosed to Buyer, or made available for Buyer's review, all information concerning the Property to which Seller has access.

     (b) Condition of Property. To Seller's Actual Knowledge, the Property (including, without limitation the Base Building) is in good condition and free from any defects, including without limitation, erosion, drainage or soil problems, physical, mechanical (including, without limitation, any loading door), plumbing, fire sprinkler, lighting, heating, ventilating, air conditioning, electrical, parking lot pavement or utility system defects, or defects in any similar elements (except to the extent any of the foregoing have been constructed by Buyer). The duration of the foregoing warranty, notwithstanding anything in this Agreement to the contrary, shall be limited as follows: If, after the Commencement Date under the Lease, Buyer does not give Seller written notice of any non-compliance with this warranty within: (i) five
(5) years as to the roof and the structural portion of the roof, (ii) two (2) years as to the slab and concrete walls, and (iii) one (1) year as to the remaining systems and other elements of the Base Building, correction of such non-compliance shall be the obligation of Buyer at Buyer's sole cost and expense; provided, however, that Buyer's sole obligation with respect to the items specified in subsections (i) - (iii) of this sentence shall not commence unless and until Seller has given to Buyer notice that as to such applicable subsection, Seller's obligations are ending or have ended and Buyer's obligations are beginning or have begun. Seller's obligations with respect to any warranties given to Buyer pursuant to this Section (b) are conditioned upon the following: (a) Buyer shall have given notice to Seller of any claims on such warranties promptly and in no event not later than twenty (20) days after the discovery of the condition giving rise to such claim, and (b) except in connection with an emergency that threatens property or safety, if Buyer or any person other than a person selected by Seller repairs or otherwise attempts to correct a condition giving rise to the claim, Seller shall be relieved of the warranty obligations related to such condition repaired or corrected by such other person. Any repairs which are made at the direction of Seller shall be performed by contractors or subcontractors reasonably acceptable to Buyer.

     (c) Special Assessments or Condemnation. To Seller's Actual Knowledge, there are not presently pending (i) any special assessments, except those shown as Exceptions, or (ii) condemnation actions against the Property or any part. Moreover, Seller has not received notice of any special assessments or condemnation actions being contemplated. To Seller's Actual Knowledge, there are no existing, proposed, or contemplated eminent domain proceedings that would affect the Property. Moreover, Seller has not received any notice of existing, proposed, or contemplated eminent domain proceedings that would affect the Property.

     (d) Encroachment/Streets. To Seller's Actual Knowledge,

          (i) Encroachments. Except as shown on the survey provided in accordance with Section 9.1(g), there are no encroachments on the Property from adjoining property, and the Property does not encroach on adjoining property, easements, or streets.

          (ii) Streets. There are no existing, proposed, or contemplated plans to widen, modify, or realign any street or highway which affects the contemplated size of, use of, or set-backs on the Property and the improvements.

     (e) Compliance with Laws. To Seller's Actual Knowledge, all laws, ordinances, rules, and regulations of any government or agency, body, or subdivision thereof, bearing on the construction, operation, ownership, or use of the Property, have been complied with by Seller.

     (f) Utilities. All water, sewer, electric, telephone, and drainage facilities, and all other utilities required by law or for the normal operation of the Property are installed to the property lines of the Property, have been connected to the Base Building, are connected with valid permits, and, to Seller's Actual Knowledge, are in good working order, and are adequate to service the Property.

     (g) Permits; Compliance with Applicable Law. Seller has obtained all appropriate licenses, permits, easements, and rights of way, including proofs of dedication, which are required to use and operate the Property, and the improvements comply with all applicable laws, covenants or restrictions of record, building codes, regulations and ordinances in effect at the Closing. Said warranty does not apply to the use to which Buyer will put the Property (unless otherwise agreed to by Buyer and Seller) or to any alterations made or to be made by Buyer. In addition, there are no commitments or agreements, to which Seller is a party, affecting the Property which have not been disclosed by Seller to Buyer in writing.

     (h) State of Facts. To Seller's Actual Knowledge, Seller is not in default of Seller's obligations or liabilities pertaining to the Property; nor are there facts, circumstances, conditions, or events which, after notice or lapse of time, would constitute default. Seller has not received notice or information that any party to any document affecting the Property considers a breach or default to have occurred; nor has Seller any reason to believe that there is likely to be a default under any of the documents.

     (i) Consents and Releases. To Seller's Actual Knowledge, Seller has obtained all required consents, releases, and permissions to convey good and marketable title to Buyer.

     (j) Litigation. Seller is not involved in or aware of pending or threatened litigation which could affect the Property. Furthermore, to Seller's Actual Knowledge, there are no proceedings pending or threatened against Seller before any court or administrative agency relating to the Property which may adversely affect the Property now or in the future, or which may adversely affect Seller's ability to fulfill all obligations under this Agreement and the related documents.

     (k) Authority. This Agreement and all other documents delivered prior to or at the Closing (i) have been duly authorized, executed, and delivered by Seller;
(ii) are binding obligations of Seller; (iii) are collectively sufficient to transfer all of Seller's rights to the Property; and (iv) do not violate the provisions of any agreement to which Seller is a party or which affects the Property, and do not violate Seller's partnership agreement, subject, however, to applicable bankruptcy, insolvency, and other similar laws affecting the enforcement of creditors' rights generally, and to principles of equitable remedies. Seller further represents that it is a limited partnership organized and existing under the laws of the State of California.

     (l) Bankruptcy. No filing or petition under the United States Bankruptcy Law or any insolvency laws, or any laws for composition of indebtedness or for the reorganization of debtors has been filed with regard to Seller or any general partner of Seller.

     (m) Foreign Investment Real Property Tax Act. Seller is not a foreign person within the meaning of 42 USCS Section 1445(f)(3).

     (n) Toxic or Hazardous Waste.

          (i) To Seller's Actual Knowledge, the Property is free from Hazardous Substances and is not in violation of any Environmental Laws.



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





          (ii) To Seller's Actual Knowledge, there are no buried or partially buried storage tanks located on the Property.

          (iii) Seller has received no notice, warning, notice of violation, administrative complaint, judicial complaint, or other formal or informal notice alleging that conditions on the Property are or have been in violation of any law governing the storage, use, transportation or release of Hazardous Substances (hereinafter, "Environmental Laws"), or informing Seller that the Property is subject to investigation or inquiry regarding Hazardous Substances on the Property or the potential violation of any Environmental Laws.

          (iv) To Seller's Actual Knowledge, there is no monitoring program required by the Environmental Protection Agency (EPA) or any similar state agency concerning the Property.

          (v) To Seller's Actual Knowledge, no toxic or hazardous chemicals, waste, or substances of any kind have ever been spilled, disposed of, or stored on, under, or at the Property, whether by accident, burying, drainage, or storage in containers, tanks or holding areas, or by any other means.

          (vi) To Seller's Actual Knowledge, the Property has never been used as a dump or landfill.

     (o) Special Studies Zone. The Property is not within a special studies zone under the Alquist-Priolo Geologic Hazard Act [Pub Res C Section Section Sections 2621.9 et seq.].

     (p) Notice of Proceedings. Seller shall immediately notify Buyer of any lawsuits, condemnation proceedings, rezoning, or other governmental order or action, or any threat thereof, known to Seller, which might affect the Property or any interest of Buyer.

     (q) Seller's Actual Knowledge. When used herein, "Seller's Actual Knowledge", "Seller's Knowledge" shall refer to the actual, but not the constructive or impute, knowledge of Donald Gilmour, without investigation.

INDEMNITIES

     (1) Seller and its successors and assigns shall indemnify, defend, reimburse and hold Buyer, its employees and lenders, harmless from and against any and all damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees and all environmental damages, including the cost of remediation, arising out of or involving any Hazardous Substances on the Property prior to the Commencement Date under the Lease or which are caused by the gross negligence or willful misconduct of Seller, its agents or employees. Seller's obligations shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement. No termination, cancellation or release agreement entered into by Seller and Buyer shall release Seller from its obligations under this Agreement with respect to Hazardous Substances, unless specifically so agreed by Buyer in writing at the time of such agreement. The provisions of the this Section (1) shall survive the Closing.

     (2) Seller shall indemnify, defend, and hold Buyer harmless from all liability, loss, or claim for damages, including costs and attorney fees, arising from (a) breach of Seller's covenants under this Agreement or (b) Seller's false representations in this Agreement. The provisions of this Section shall survive the Closing as follows: (i) with respect to those matters described in Additional Representations and Warranties Section (b) above, as set forth in said Section
(b), (ii) with respect to those matters described in Indemnities Section (1) above relating to Hazardous Substances, as set forth in said Section (1), and
(iii) with respect to all other matters [what else is there?], for a period of one (1) year following the Commencement Date under the Lease.


MEDIATION PROVISION

MEDIATION OF DISPUTES: SELLER AND BUYER AGREE TO MEDIATE ANY DISPUTE OR CLAIM BETWEEN THEM ARISING OUT OF THIS AGREEMENT BEFORE RESORTING TO ARBITRATION OR COURT ACTION.

Mediation is a process in which parties attempt to resolve a dispute by submitting it to an impartial, neutral mediator who is authorized to facilitate the resolution of the dispute but who is not empowered to impose a settlement on the parties. Mediation fees, if any, shall be divided equally among the parties involved. Before the mediation begins, the parties agree to sign a document limiting the admissibility in arbitration or any civil action of anything said, any admission made, and any documents prepared, in the course of the mediation, consistent with Evidence Code Section 1119.

IF ANY PARTY COMMENCES AN ARBITRATION OR COURT ACTION BASED ON A DISPUTE OR CLAIM TO WHICH THIS PARAGRAPH APPLIES WITHOUT FIRST ATTEMPTING TO RESOLVE THE MATTER THROUGH MEDIATION, THEN IN THE DISCRETION OF THE ARBITRATOR(S) OR JUDGE, THAT PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEYS' FEES EVEN IF THEY WOULD OTHERWISE BE AVAILABLE TO THAT PARTY IN ANY SUCH ARBITRATION OR COURT ACTION.

However, the filing of a judicial action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies, shall not in itself constitute a loss of the right to recover attorneys' fees under this provision. The following matters are excluded from the requirement of mediation hereunder: an unlawful detainer action, the filing or enforcement of a mechanic's lien, and any matter which is within the jurisdiction of a probate court



/s/ Illegible                          /s/ PP
------------------------------         ----------------------------------------
Seller's Initials                      Buyer's Initials


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